MIDDLE AMERICAN TISSUE INC.

                                OFFER TO EXCHANGE

               15% Series B Senior Secured Discount Notes due 2007

 for any and all outstanding 15% Series A Senior Secured Discount Notes due 2007

To Our Clients:

     Enclosed for your consideration is a Prospectus, dated ________, 2000 (the "Prospectus"), and the associated Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Middle American Tissue Inc. (the "Company"), a Delaware corporation, to exchange its 15% Series B Senior Secured Discount Notes due July 15, 2007 (the "Exchange Notes") for any and all of its outstanding 15% Series A Senior Secured Discount Notes due July 15, 2007 (collectively, the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The
Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated July 9, 1999, between the Company and the initial purchaser of the Old Notes referred to therein.

     This material is being forwarded to you as the beneficial owner of Old Notes carried by us in your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on _________, 2000, unless extended by the Company (the "Expiration Date"). Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

          1. The Exchange Offer is for any and all Old Notes.

          2. Except as set forth in Instruction 6 to the Letter of Transmittal, any transfer taxes incident to the exchange of Old Notes pursuant to the Exchange Offer will be paid by the Company.

          3. The Exchange Offer expires at 5:00 p.m., New York City time, on _________, 2000, unless extended by the Company.

     If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form enclosed herein. The Letter of Transmittal is furnished to you for information only and may not be used by you to tender Old Notes.

     Old Notes not tendered for exchange will remain outstanding and will not retain any rights under the Registration Rights Agreement dated July 9, 1999 between the Company and the initial purchaser of the Old Notes referred to therein.


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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by the Company with respect to its Old Notes.

     This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Old Notes held by you for any account as indicated below:

                                                        Aggregate Principal
                                                        Amount of Old Notes

15% Series A Senior Secured Discount Notes due
July 15, 2007.... .............................
                                                  ------------------------------
|_|  Please do not tender any Old Notes held
     by you for my account.
                                                  ------------------------------
Dated: ______________ , 2000
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                                                           Signature(s)

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                                                     Please print name(s) here

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                                                  ------------------------------
                                                           Address(es)

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                                                  Area Code and Telephone Number

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                                                       Tax Identification or
                                                      Social Security No.(s)

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.